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                                                                     EXHIBIT 5.1


                          [Kirkland & Ellis Letterhead]


                                  June 29, 1998



Allegiance Telecom, Inc.
1950 Stemmons Freeway, Suite 3026
Dallas, Texas  75207

         Re:      Allegiance Telecom, Inc.
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         We are acting as special counsel to Allegiance Telecom, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of its Senior Notes due 2008 (the "Notes") pursuant to a Registration Statement on Form S-1 (Registration No. 333-53479), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Notes are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co., as representatives of the several Underwriters. The Notes are to be issued pursuant to an indenture (the "Indenture") between the Company and The Bank of New York, as trustee.

         In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant

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Allegiance Telecom, Inc.
June 29, 1998
Page 2



jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

         (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

         (2) Upon the effectiveness of the Restated Certificate of Incorporation of the Company and when (i) the Registration Statement becomes effective under the Act and the Indenture is qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board of Directors of the Company has taken all necessary action to fix and approve the terms of the Notes and approve the issuance and sale of the Notes, (iii) the Notes have been issued in accordance with the terms of the Underwriting Agreement, upon receipt of the consideration contemplated thereby, and (iv) certificates representing the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, the Notes will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.



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Allegiance Telecom, Inc.
June 29, 1998
Page 3


         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Notes.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.


                                                Very truly yours,

                                                /s/ Kirkland & Ellis

                                                KIRKLAND & ELLIS